UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Inovalon Holdings, Inc.

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INOVALON HOLDINGS, INC.

4321 Collington Road

Bowie, MD 20716

301-809-4000

SUPPLEMENT TO THE DEFINITIVE PROXY STATEMENT FOR

THE SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD NOVEMBER 16, 2021

October 27, 2021

These definitive additional materials (this “Supplement”) amend and supplement the definitive proxy statement dated October 15, 2021 (the “Definitive Proxy Statement”), initially mailed to stockholders on or about October 15, 2021 by Inovalon Holdings, Inc., a Delaware corporation (the “Company” or “Inovalon”), for the special meeting of stockholders of Inovalon (the “Special Meeting”) to be held virtually via the Internet on November 16, 2021, at 10:00 a.m. Eastern Time at http://www.virtualshareholdermeeting.com/INOV2021SM.

As previously disclosed, on August 19, 2021, Inovalon entered into the Agreement and Plan of Merger (as amended from time to time, the “Merger Agreement”), by and among the Company, Ocala Bidco, Inc., a Delaware corporation (“Parent”), and Ocala Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent. Parent and Merger Sub are entities that are affiliated with Nordic Capital Epsilon SCA, SICAV-RAIF, a société en commandite par actions — société d’investissement à capital variable — fonds d’investissement alternatif réservé, acting through and represented by its managing general partner Nordic Capital Epsilon GP SARL for and on behalf of its compartment Nordic Capital Epsilon SCA, SICAV-RAIF—Compartment 1 (“Nordic Capital X”). Nordic Capital X is leading a consortium of private equity investors providing equity financing for the Merger.

Inovalon’s board of directors (the “Company Board”) (other than Dr. Dunleavy, who recused himself) formed a special committee (the “Special Committee”) consisting solely of independent and disinterested directors of the Company Board to, among other things, consider, review, evaluate and negotiate the Merger Agreement and the transactions contemplated thereby, including the Merger, and any other alternatives available to the Company, including the possibility of not entering into any transaction or entering into an alternative transaction with another third party, and to provide its recommendations to the Company Board for its approval.

The Special Committee and the Company Board (other than Dr. Dunleavy, who recused himself), has approved the Merger Agreement and the transactions contemplated thereby, including the Merger, and recommends that you vote “FOR” the Merger Agreement Proposal, “FOR” the Golden Parachute Proposal and “FOR” the Adjournment Proposal.

If any stockholders have not already submitted a proxy for use at the Special Meeting, they are urged to do so promptly. No action in connection with this supplement is required by any stockholder who has previously delivered a proxy and who does not wish to revoke or change that proxy.

If you have any questions concerning the Merger, the Merger Agreement, the proposals, the Special Meeting, this Supplement or the Definitive Proxy Statement, or you would like an additional copy of this Supplement or the Definitive Proxy Statement or you need help submitting your proxy for your shares of Inovalon common stock, please contact the Company’s proxy solicitor in connection with the Special Meeting:

MacKenzie Partners, Inc.

1407 Broadway, 27th Floor

New York, New York 10018

Stockholders and brokers, banks and other nominees may call (800) 322-2885 (toll-free) or (212) 929-5500.

The information contained herein speaks only as of October 27, 2021 unless the information specifically indicates that another date applies.

SUPPLEMENTAL DISCLOSURES TO DEFINITIVE PROXY STATEMENT

This supplemental information should be read in conjunction with the Definitive Proxy Statement, which should be read in its entirety. Defined terms used but not defined herein have the meanings set forth in the Definitive Proxy Statement.

The Definitive Proxy Statement is hereby amended and supplemented on page 63 by adding the following after the last full paragraph under the section titled “SPECIAL FACTORS—Intent of Certain Stockholders to Vote in Favor of the Merger”:

On October 21, 2021, a putative class action complaint challenging the accuracy of this proxy statement was filed in the Delaware Court of Chancery (C.A. No. 2021-0914-CM), asserting a claim against each member of the Company Board, the Company, the Dunleavy Entities, Mr. André Hoffmann and Cape Capital. Among other things, the complaint asserts a claim that the Company Board breached their fiduciary duties by issuing a false and misleading proxy statement. For the reasons articulated further below, the defendants and the Company believe there is no merit to any of the plaintiffs’ allegations.

The complaint alleges that, as soon as the Support Agreements were executed, the Company Class B Common Stock held by the Dunleavy Entities, Mr. André Hoffmann and Cape Capital automatically converted into Company Class A Common Stock pursuant to the Company’s certificate of incorporation. Specifically, the complaint alleges that the Support Agreements constitute “Transfers” of Company Class B Common Stock under the Company’s certificate of incorporation, which in turn caused automatic conversions of such Company Class B Common Stock into Company Class A Common Stock, in each case pursuant to the Company’s certificate of incorporation. The complaint further asserts that, following the alleged automatic conversions of such Company Class B Common Stock into Company Class A Common Stock, the remaining shares of Company Class B Common Stock constituted less than 10% of the aggregate outstanding shares of Company Common Stock, which in turn caused conversions of all outstanding Company Class A Common Stock and Company Class B Common Stock into a single class of “common stock” entitled to one vote per share, in each case pursuant to the Company’s certificate of incorporation, an additional consequence of which is that the Dunleavy Entities, and Cape Capital and Mr. André Hoffmann no longer hold 64.1% and 22.8%, respectively, of the total voting power of the Company’s outstanding stock and instead hold 35.82% and 12.8%. The plaintiffs assert that because this proxy statement describes the Company Class A Common Stock and Company Class B Common Stock as separately outstanding and does not address the alleged automatic conversions or the consequences thereof, members of the Company Board have breached their fiduciary duties by issuing a false and misleading proxy statement. A copy of the complaint is attached to this proxy statement as Annex G.

The defendants and the Company believe there is no merit to any of the plaintiffs’ allegations and specifically disagree with the plaintiffs’ allegations that entry into the Support Agreements by the Dunleavy Entities, Mr. André Hoffmann and Cape Capital constituted “Transfers” of their Company Class B Common Stock under the Company’s certificate of incorporation. Specifically, the Support Agreements do not grant Nordic “the exclusive power (whether directly or indirectly) to vote or direct the voting” of the subject Class B Common Stock, including because the Support Agreements are expressly limited in scope and, upon an Adverse Recommendation Change, each stockholder party thereto has the right, in its sole discretion, to either vote the subject Class B Common Stock in favor of the Merger or proportionately with the votes cast by the Company’s other stockholders. Thus, the entry of the Support Agreements did not effectuate a “Transfer” of “Voting Control” under the certificate of incorporation. Nor does the Company believe there has been any other “Transfer” of the subject Class B Common Stock under the certificate of incorporation. The defendants and the Company therefore disagree that any of the alleged automatic conversions, of Company Class B Common Stock into Company Class A Common Stock or of all outstanding Company Class A Common Stock and Company Class B Common Stock into a single class of “common stock,” occurred. The defendants and the Company also disagree with the plaintiffs’ other allegations and assertions.

Notwithstanding the defendants’ and the Company’s disagreement with the claims asserted in the complaint and the defendants’ and the Company’s belief that there were no “Transfers” of Company Class B Common Stock in connection with the Support Agreements, the Company is providing additional information to its stockholders in advance of the Special Meeting and stockholder vote. As noted above and elsewhere in this proxy statement, the adoption and approval of the Merger Agreement separately requires an affirmative vote of Public Stockholders holding a majority of the voting power of the outstanding shares of Company Common Stock held by the Public Stockholders, which excludes all shares of Company Common Stock held by Dr. Dunleavy, Mr. André Hoffmann and Cape Capital.

The Definitive Proxy Statement is hereby amended and supplemented on page 70 by adding the following after the first full paragraph under the section titled “SPECIAL FACTORS—Litigation Relating to the Merger”:

Further, On October 21, 2021, a putative class action complaint challenging the accuracy of this proxy statement was filed in the Delaware Court of Chancery (C.A. No. 2021-0914-CM), asserting a claim against each member of the Company Board, the Company, the Dunleavy Entities, Mr. André Hoffmann and Cape Capital. Among other things, the complaint asserts a claim that the Company Board breached their fiduciary duties by issuing a false and misleading proxy statement. For the reasons articulated further below, the defendants and the Company believe there is no merit to any of the plaintiffs’ allegations.

The complaint alleges that, as soon as the Support Agreements were executed, the Company Class B Common Stock held by the Dunleavy Entities, Mr. André Hoffmann and Cape Capital automatically converted into Company Class A Common Stock pursuant to the Company’s certificate of incorporation. Specifically, the complaint alleges that the Support Agreements constitute “Transfers” of Company Class B Common Stock under the Company’s certificate of incorporation, which in turn caused automatic conversions of such Company Class B Common Stock into Company Class A Common Stock, in each case pursuant to the Company’s certificate of incorporation. The complaint further asserts that, following the alleged automatic conversions of such Company Class B Common Stock into Company Class A Common Stock, the remaining shares of Company Class B Common Stock constituted less than 10% of the aggregate outstanding shares of Company Common Stock, which in turn caused conversions of all outstanding Company Class A Common Stock and Company Class B Common Stock into a single class of “common stock” entitled to one vote per share, in each case pursuant to the Company’s certificate of incorporation, an additional consequence of which is that the Dunleavy Entities, and Cape Capital and Mr. André Hoffmann no longer hold 64.1% and 22.8%, respectively, of the total voting power of the Company’s outstanding stock and instead hold 35.82% and 12.8%.    The plaintiffs assert that because this proxy statement describes the Company Class A Common Stock and Company Class B Common Stock as separately outstanding and does not address the alleged automatic conversions or the consequences thereof, members of the Company Board have breached their fiduciary duties by issuing a false and misleading proxy statement. A copy of the complaint is attached to this proxy statement as Annex G.

The defendants and the Company believe there is no merit to any of the plaintiffs’ allegations and specifically disagree with the plaintiffs’ allegations that entry into the Support Agreements by the Dunleavy Entities, Mr. André Hoffmann and Cape Capital constituted “Transfers” of their Company Class B Common Stock under the Company’s certificate of incorporation. Specifically, the Support Agreements do not grant Nordic “the exclusive power (whether directly or indirectly) to vote or direct the voting” of the subject Class B Common Stock, including because the Support Agreements are expressly limited in scope and, upon an Adverse Recommendation Change, each stockholder party thereto has the right, in its sole discretion, to either vote the subject Class B Common Stock in favor of the Merger or proportionately with the votes cast by the Company’s other stockholders. Thus, the entry of the Support Agreements did not effectuate a “Transfer” of “Voting Control” under the certificate of incorporation. Nor does the Company believe there has been any other “Transfer” of the subject Class B Common Stock under the certificate of incorporation. The defendants and the Company therefore disagree that any of the alleged automatic conversions, of Company Class B Common Stock into Company Class A Common Stock or of all outstanding Company Class A Common Stock and Company Class B Common Stock into a single class of “common stock,” occurred. The defendants and the Company also disagree with the plaintiffs’ other allegations and assertions.

Notwithstanding the defendants’ and the Company’s disagreement with the claims asserted in the complaint and the defendants’ and the Company’s belief that there were no “Transfers” of Company Class B Common Stock in connection with the Support Agreements, the Company is providing additional information to its stockholders in advance of the Special Meeting and stockholder vote. As noted above and elsewhere in this proxy statement, the adoption and approval of the Merger Agreement separately requires an affirmative vote of Public Stockholders holding a majority of the voting power of the outstanding shares of Company Common Stock held by the Public Stockholders, which excludes all shares of Company Common Stock held by Dr. Dunleavy, Mr. André Hoffmann and Cape Capital.

The Definitive Proxy Statement is hereby amended and supplemented on page 71 by adding the following after the last full paragraph under the section titled “SPECIAL FACTORS—Support Agreement”:

On October 21, 2021, a putative class action complaint challenging the accuracy of this proxy statement was filed in the Delaware Court of Chancery (C.A. No. 2021-0914-CM), asserting a claim against each member of the Company Board, the Company, the Dunleavy Entities, Mr. André Hoffmann and Cape Capital. Among other things, the complaint asserts a claim that the Company Board breached their fiduciary duties by issuing a false and misleading proxy statement. For the reasons articulated further below, the defendants and the Company believe there is no merit to any of the plaintiffs’ allegations.

The complaint alleges that, as soon as the Support Agreements were executed, the Company Class B Common Stock held by the Dunleavy Entities, Mr. André Hoffmann and Cape Capital automatically converted into Company Class A Common Stock pursuant to the Company’s certificate of incorporation. Specifically, the complaint alleges that the Support Agreements constitute “Transfers” of Company Class B Common Stock under the Company’s certificate of incorporation, which in turn caused automatic conversions of such Company Class B Common Stock into Company Class A Common Stock, in each case pursuant to the Company’s certificate of incorporation. The complaint further asserts that, following the alleged automatic conversions of such Company Class B Common Stock into Company Class A Common Stock, the remaining shares of Company Class B Common Stock constituted less than 10% of the aggregate outstanding shares of Company Common Stock, which in turn caused conversions of all outstanding Company Class A Common Stock and Company Class B Common Stock into a single class of “common stock” entitled to one vote per share, in each case pursuant to the Company’s certificate of incorporation, an additional consequence of which is that the Dunleavy Entities, and Cape Capital and Mr. André Hoffmann no longer hold 64.1% and 22.8%, respectively, of the total voting power of the Company’s outstanding stock and instead hold 35.82% and 12.8%.    The plaintiffs assert that because this proxy statement describes the Company Class A Common Stock and Company Class B Common Stock as separately outstanding and does not address the alleged automatic conversions or the consequences thereof, members of the Company Board have breached their fiduciary duties by issuing a false and misleading proxy statement. A copy of the complaint is attached to this proxy statement as Annex G.

The defendants and the Company believe there is no merit to any of the plaintiffs’ allegations and specifically disagree with the plaintiffs’ allegations that entry into the Support Agreements by the Dunleavy Entities, Mr. André Hoffmann and Cape Capital constituted “Transfers” of their Company Class B Common Stock under the Company’s certificate of incorporation. Specifically, the Support Agreements do not grant Nordic “the exclusive power (whether directly or indirectly) to vote or direct the voting” of the subject Class B Common Stock, including because the Support Agreements are expressly limited in scope and, upon an Adverse Recommendation Change, each stockholder party thereto has the right, in its sole discretion, to either vote the subject Class B Common Stock in favor of the Merger or proportionately with the votes cast by the Company’s other stockholders. Thus, the entry of the Support Agreements did not effectuate a “Transfer” of “Voting Control” under the certificate of incorporation. Nor does the Company believe there has been any other “Transfer” of the subject Class B Common Stock under the certificate of incorporation. The defendants and the Company therefore disagree that any of the alleged automatic conversions, of Company Class B Common Stock into Company Class A Common Stock or of all outstanding Company Class A Common Stock and Company Class B Common Stock into a single class of “common stock,” occurred. The defendants and the Company also disagree with the plaintiffs’ other allegations and assertions.

Notwithstanding the defendants’ and the Company’s disagreement with the claims asserted in the complaint and the defendants’ and the Company’s belief that there were no “Transfers” of Company Class B Common Stock in connection with the Support Agreements, the Company is providing additional information to its stockholders in advance of the Special Meeting and stockholder vote. As noted above and elsewhere in this proxy statement, the adoption and approval of the Merger Agreement separately requires an affirmative vote of Public Stockholders holding a majority of the voting power of the outstanding shares of Company Common Stock held by the Public Stockholders, which excludes all shares of Company Common Stock held by Dr. Dunleavy, Mr. André Hoffmann and Cape Capital.

The Definitive Proxy Statement is hereby amended and supplemented by adding the following as Annex G:

Annex G

EFiled: Oct 21 2021 09:44PM EDT Transaction ID 67035427 Case No. 2021-0914-

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

STEAMFITTERS LOCAL 449 PENSION FUND and STEAMFITTERS LOCAL 449 RETIREMENT SECURITY FUND, on behalf of themselves and all other similarly situated stockholders of INOVALON HOLDINGS, INC.,

Plaintiffs,

v.

INOVALON HOLDINGS, INC., KEITH R. DUNLEAVY, DENISE K. FLETCHER, WILLIAM D. GREEN, ISAAC S. KOHANE, MARK A. PULIDO, LEE D. ROBERTS, WILLIAM J. TEUBER, MERITAS HOLDINGS, LLC, MERITAS GROUP, INC., DUNLEAVY FOUNDATION, CAPE CAPITAL SCSP. SICAR INOVALON SUB-FUND, and ANDRÉ HOFFMAN,

Defendants.

C.A. No. 2021-____-____

VERIFIED STOCKHOLDER CLASS ACTION COMPLAINT

Plaintiffs Steamfitters Local 449 Pension Fund and Steamfitters Local 449 Retirement Security Fund, on behalf of themselves and all similarly situated stockholders of Inovalon Holdings, Inc. (“Inovalon” or the “Company”), bring this Verified Stockholder Class Action Complaint (the “Complaint”) against the Defendants named herein for a declaratory judgment and for breaches of fiduciary duty. The allegations in this Complaint are made upon Plaintiffs’ knowledge as to themselves and, as to all other matters, upon information and belief, including the investigation of undersigned counsel and the review of publicly available information.

INTRODUCTION

1. Inovalon went public in 2015 with a dual class-structure that provided control of the Company to its founder and Chief Executive Officer (“CEO”) Keith Dunleavy (“Dunleavy”) so long as he maintained full control over the super-voting Class B shares he owned.

2. Inovalon’s Second Amended and Restated Certificate of Incorporation (the “Charter”) provides that whenever Dunleavy or any other Class B stockholder “Transfers” their super-voting Class B shares, those shares automatically convert into low-vote Class A shares. The Charter also provides that once the number of outstanding Class B shares constitute less than 10% of the Company’s aggregate number of outstanding Class A and Class B shares, all outstanding shares convert into shares of a class of “Common Stock” that each have one vote per share.

3. The Charter defines a “Transfer” to include the entry into a voting agreement that allows another party to direct the voting of the Class B shares.

4. On August 19, 2021, Inovalon entered into an agreement to be acquired by a consortium of private equity investors (the “Consortium”) for $41 per share in cash (the “Merger”). As part of the Merger, Dunleavy and his affiliates (defined herein as the “Dunleavy Parties”) and the Company’s second largest holder of Class B shares (defined herein as the “Cape Capital Parties”) will rollover $1.3 billion worth of their shares into equity in the post-closing private company.

5. Concurrently with the signing of the Merger Agreement, the Dunleavy Parties and the Cape Capital Parties entered into voting and support agreements (the “Voting Agreements”) with an affiliate of the Consortium that allows the Consortium to direct the voting of the Class B shares owned by the Dunleavy Parties and the Cape Capital Parties. Pursuant to the Charter, this triggered the automatic conversion of those Class B shares into Class A shares. Further, because the remaining Class B shares constitute less than 10% of the aggregate outstanding Class A and Class B shares, all of the Company’s outstanding shares converted into shares of Common Stock.

6. Despite the automatic conversion of the Company’s Class A and Class B shares, the Company filed a definitive proxy statement (the “Proxy”) on October 15, 2021 that is written as if the Class A and Class B shares are still outstanding and makes no mention of the automatic conversion of those shares under Inovalon’s Charter.

7. Therefore, Plaintiff seeks a prompt declaration that Inovalon’s Class A and Class B shares have converted into shares of Common Stock as well as an injunction enjoining the stockholder vote until the Company issues an accurate Proxy.1

[1]

Separate and apart from the claims asserted herein, Plaintiffs also have serious concerns regarding the fairness of the Merger and have sent demands to the Company pursuant to 8 Del. C. § 220 in order to investigate the Merger.

PARTIES

8. Plaintiffs Steamfitters Local 449 Pension Fund and Steamfitters Local 449 Retirement Security Fund have owned shares of Inovalon stock continuously since prior to the announcement of the Merger.

9. Defendant Inovalon is a provider of cloud-based platforms empowering data-driven healthcare. Inovalon is a Delaware corporation. Inovalon is named herein solely to the extent it is a necessary party for relief to be granted.

10. Defendant Keith R. Dunleavy (“Dunleavy”) is the founder, CEO and Chairman of Inovalon. Dunleavy has been a director of Inovalon since 2006.

11. Defendant Denise K. Fletcher (“Fletcher”) has been a director of Inovalon since 2012.

12. Defendant William D. Green (“Green”) has been a director of Inovalon since 2016.

13. Defendant Isaac S. Kohane (“Kohane”) has been a director of Inovalon since 2019.

14. Defendant Mark A. Pulido (“Pulido”) has been a director of Inovalon since 2018.

15. Defendant Lee. D. Roberts (“Roberts”) has been a director of Inovalon since 2012.

16. Defendant William J. Teuber, Jr. (“Teuber”) has been a director of Inovalon since 2013.

17. Defendant Meritas Holdings, LLC is a Delaware entity, a purported owner of Inovalon Class B shares, and a party to a Voting Agreement. Dunleavy is the Manager of Meritas Holdings, LLC. Meritas Holdings, LLC is named herein solely to the extent it is a necessary party for relief to be granted.

18. Defendant Meritas Group, Inc. is a Delaware entity, a purported owner of Inovalon Class B shares, and a party to a Voting Agreement. Dunleavy is the President of Meritas Group, Inc. Meritas Group, Inc. is named herein solely to the extent it is a necessary party for relief to be granted.

19. Defendant Dunleavy Foundation is a Delaware entity, a purported owner of Inovalon Class B shares, and a party to a Voting Agreement. Dunleavy is the President and CEO of Dunleavy Foundation. Dunleavy Foundation is named herein solely to the extent it is a necessary party for relief to be granted.

20. Defendant Cape Capital SCSp. SICAR Inovalon Sub-Fund is a Luxembourg special limited partnership, a purported owner of Inovalon Class B shares, and a party to a Voting Agreement. Cape Capital SCSp. SICAR Inovalon Sub-Fund is named herein solely to the extent it is a necessary party for relief to be granted.

21. Defendant André Hoffman is a purported owner of Inovalon Class B shares and a party to a Voting Agreement. André Hoffman is named herein solely to the extent it is a necessary party for relief to be granted.

22. The Defendants listed in ¶¶10-16 above are defined herein as the “Director Defendants.”

23. The Defendants listed in ¶¶10, 17-19 above are defined herein as the “Dunleavy Parties.”

24. The Defendants listed in ¶¶20-21 above are defined herein as the “Cape Capital Parties.”

SUBSTANTIVE ALLEGATIONS

A. Background of Inovalon’s Capital Structure

25. Chairman and CEO Dunleavy founded Inovalon’s predecessors in 1998. Dunleavy and his partners took the Company public in 2015 and imposed a governance structure that secured his control of the Company, but provided valuable protections for public stockholders.

26. The Charter, which has been in place since the IPO, created two classes of common stock, Class A shares with one vote per share and Class B shares with ten votes per share. Only the Company’s Class A shares are publicly traded. The Dunleavy Parties beneficially own 70.4% of the Class B shares and control 64.1% of the Company’s outstanding voting power, making him Inovalon’s controlling stockholder. The Cape Capital Parties beneficially own 25% of Inovalon’s outstanding Class B shares and control 22.8% of the Company’s outstanding voting power.

27. Other than the differing voting rights, Class A and Class B shares generally have the same rights. Further, Article IV(D)(2)(c) of the Charter requires that Class A and Class B shares be treated identically in a merger unless different treatment is approved by holders of a majority of both the Class A and Class B shares voting separately as a class:

In connection with any Change of Control Transaction, shares of Class A Common Stock and Class B Common Stock shall be treated equally, identically and ratably, on a per share basis, with respect to any consideration into which the shares are converted or any consideration paid or otherwise distributed to stockholders of the Corporation, unless different treatment of the shares of each class is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock, each voting separately as a class.

28. The Charter also expressly provides for various paths for both the voluntary and automatic conversion of Class B shares into Class A shares and eventually into just a new single class of common shares.

29. For example, Article IV(D)(4)(b)(ii) of the Charter stipulates that “each share of class B Common stock shall automatically, without any further action, convert into one (1) share of Class A common stock upon . . . a Transfer of the share[.]”2

30. The Charter defines a Transfer to include any entry into a binding agreement with respect to “Voting Control” over a Class B share:

“Transfer” of a share of Class B Common Stock shall mean any sale, assignment, transfer, conveyance, hypothecation or other transfer or disposition of the share or any legal or beneficial interest in the share, whether or not for value and whether voluntary or involuntary or by operation of law. A “Transfer” shall also include, without limitation, (i) a transfer of a share of Class B Common Stock to a broker or other nominee (regardless of whether or not there is a corresponding change in beneficial ownership) or (ii) the transfer of, or entering into a binding agreement with respect to, Voting Control over a share of Class B Common Stock by proxy or otherwise; provided, however, that the following shall not be considered a “Transfer”: (a) the grant of a proxy to officers or directors of the Corporation at the request of the Board of Directors of the Corporation in connection with actions to be taken at an annual or special meeting of stockholders; (b) the pledge of shares of Class B Common Stock by a Class B Stockholder that creates a mere security interest in the shares pursuant to a bona fide loan or indebtedness transaction so long as the Class B Stockholder continues to exercise Voting Control over the pledged shares; provided, however, that a foreclosure on these shares of Class B Common Stock or other similar action by the pledge shall constitute a “Transfer”; or (c) the fact that, as of the Effective Time or at any time after the Effective Time, the spouse of any holder of Class B Common Stock possesses or obtains an interest in the holder’s shares of Class B Common Stock arising solely by reason of the application of the community property laws of any jurisdiction, so long as no other event or circumstance shall exist or have occurred that constitutes a “Transfer” of the shares of Class B Common Stock.3

[2]	This provision has several exceptions, none of which are relevant to this Action.
[3]	Certain emphasis in original and other emphasis added.

31. The Charter defines Voting Control as “the exclusive power (whether directly or indirectly) to vote or direct the voting of the share of Class B Common Stock by proxy, voting agreement, or otherwise.”4 Thus, pursuant to the Charter, if a Class B stockholder enters into a voting agreement directing how any Class B shares will be voted, those shares automatically convert into Class A common shares.

32. Further, Article IV(D)(3) of the Charter stipulates that upon the “Final Conversion Date,” which is the first trading day after the outstanding Class B shares represent less than 10% of the aggregate number of outstanding Class A and Class B shares combined, all of the Company’s outstanding Class A and Class B shares automatically convert without any further action into one share of “Common Stock” with each having one vote per share.

33. Article IV(D)(4)(e) of the Charter makes clear that the shares at issue immediately convert and lose all prior rights immediately upon a Transfer or the Final Conversion Date:

[4]	Emphasis added.

Immediate Effect. In the event of a conversion of shares of Class B Common Stock to shares of Class A Common Stock pursuant to this Article IV, Section D.4 and upon the conversion of any then-outstanding Class A Common Stock and Class B Common Stock into Common Stock upon the Final Conversion Date, the conversion(s) shall be deemed to have been made at the time that the Transfer of shares occurred (in the case of a conversion of Class B Common Stock to Class A Common Stock) or immediately upon the Final Conversion Date (in the case of the conversion of Class A Common Stock and Class B Common Stock into Common Stock). Upon any conversion of Class B Common Stock to Class A Common Stock, all rights of the holder of shares of Class B Common Stock that are so converted shall cease and the person or persons in whose names or names the certificate or certificates representing the shares of Class A Common Stock are to be issued shall be treated for all purposes as having become the record holder or holders of the shares of Class A Common Stock. Upon conversion of Class A Common Stock or Class B Common Stock into Common Stock on the Final Conversion Date, all rights of holders of shares of Class A Common Stock and Class B Common Stock shall cease and the person or persons in whose name or names the certificate or certificates representing the shares of Common Stock are to be issued shall be treated for all purposes as having become the record holder or holders of the shares of Common Stock. Shares of Class B Common Stock that are converted into shares of Class A Common Stock as provided in this Article IV, Section D.4 shall be retired and may not be reissued.5

34. Therefore, if a Class B share is Transferred as defined in the Charter, it automatically converts into a Class A share without any further action taken by the Company.

B.	The Merger and Support Agreements Trigger Automatic Conversion of all Class B Shares

35. On August 19, 2021, Inovalon entered into an agreement to be acquired by a consortium led by Nordic Capital and including Insight Partners and 22C Capital (previously defined herein as the “Consortium”) for $41 per share in cash (previously defined herein as the “Merger”). The Merger has an overall enterprise value of $7.3 billion.

[5]	Emphasis in original.

36. As part of the Merger, the Dunleavy Parties and Cape Capital Parties will rollover shares worth $1.3 billion at the deal price into the post-closing company, allowing them to remain significant equity holders.

37. The Merger is conditioned on, among other things, the approval of the holders of a majority of the voting power of: (i) Inovalon’s outstanding common stock as a whole; (ii) Inovalon’s outstanding Class A shares voting separately as a class; (iii) Inovalon’s outstanding Class B shares voting separate as a class; and (iv) both Class A and Class B shares, voting together as a single class, held by the Company’s “Public Stockholders.”

38. The Company filed its definitive proxy (the “Proxy”) soliciting stockholder approval of the Merger on October 15, 2021. The Proxy includes, as part of its Annex, voting agreements (the “Voting Agreements”) entered into on August 19, 2021 between the Dunleavy Parties, the Cape Capital Parties, and the entity formed by the Consortium6 to complete the Merger, in which the Consortium directs the Dunleavy Parties and Cape Capital Parties, among other things, to vote in favor of the Merger and against any alternative transaction or anything that would reasonably be expected to prevent or delay the consummation of the Merger:

[6]

The counterparty to the support agreement is Ocala Bidco, Inc., an entity formed on August 5, 2021 solely for the purpose of completing the Merger. Ocala Bidco, Inc. is a wholly owned subsidiary of Ocala Topco LP. If the Merger is consummated, Dunleavy and the other stockholders that will rollover equity will ultimately receive equity interests in Ocala Topco, LP. Ocala Bidco, Inc. represented in the Merger Agreement that it does not own any shares of the Company’s securities.

(a) Voting. From the date hereof until the Agreement Termination Date, at any meeting of the shareholders of the Company however called (or any action by written consent in lieu of a meeting) or any adjournment or postponement thereof, Shareholder shall vote (or cause to be voted) all Shareholder Shares or (as appropriate) execute written consents in respect thereof, (i) in favor of the Merger, the Merger Agreement (to the extent required), and the transactions contemplated thereby (the “Supported Matters”) and (ii) against any Alternative Acquisition Agreement and any other action or agreement (including, without limitation, any amendment of any agreement), amendment of the Company’s organizational documents or other action that is intended or would reasonably be expected to prevent or delay the consummation of the Transactions, including the Merger; provided, however, that, in the event the Company makes an Adverse Recommendation Change prior to receiving Required Company Stockholder Approval of the Merger, then at any meeting of the shareholders of the Company however called (or any action by written consent in lieu of a meeting) or any adjournment or postponement thereof, in each case prior to Agreement Termination Date, Shareholder will have the right, in its sole discretion, to vote (or cause to be voted) all Shareholder Shares or (as appropriate) execute written consents in respect thereof, either (x) as provided in clause (i) above; or (y) in the same proportion as votes cast (or written consents executed) by the shareholders of the Company other than Shareholder with respect to the applicable matter (such proportion determined without inclusion of the votes cast by Shareholder) on any matter presented for approval by the Company’s shareholders regarding (A) the Merger, the Merger Agreement, and the transactions contemplated thereby and (B) any agreement (including, without limitation, any amendment of any agreement), amendment of the Company’s organizational documents or other action that is intended or would reasonably be expected to prevent or delay the consummation of the Transactions, including the Merger. Any such vote shall be cast (or consent shall be given) by Shareholder in accordance with such procedures relating thereto so as to ensure that it is duly counted, including for purposes of determining that a quorum is present and for purposes of recording the results of such vote (or consent). Notwithstanding the foregoing, the obligations in this Section 1 shall only apply with respect to (A) sub-section (i) to the extent that the Supported Matters are submitted for a vote at any such meeting or are the subject of any such written consent and (B) sub-section (ii) to the extent that any Alternative Acquisition Proposal or any matter contemplated by Section 1(a)(ii) is submitted for a vote at any such meeting or is the subject of any such written consent.7

39. The Voting Agreements also contain provisions that provide the Consortium the right to specifically enforce the Dunleavy Parties’ and Cape Capital Parties’ voting obligations and compel the directive to vote the shares covered by the Voting Agreements in favor of the Merger:

(iii) The parties acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the performance of the terms and provisions of this Agreement in any court referred to in clause (iv) below, without proof of actual damages (and each party hereby waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which they are entitled at law or in equity. The parties further agree not to assert that a remedy of specific performance is unenforceable, invalid, contrary to law or inequitable for any reason, nor to assert that remedy of monetary damages would provide an adequate remedy for any such breach.

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Section 1(b) of the Voting Agreements also includes prohibitions on the granting of proxies over the covered shares and requires any transferee to agree to be bound by the directives contained therein.

40. The Voting Agreements purportedly cover 660,000 Class A shares and 54,947,255 Class B shares owned by the Dunleavy Parties and 341,920 Class A shares and 19,526,556 Class B shares owned by the Cape Capital Parties. However, these Voting Agreements plainly constitute “Transfers” of the Class B shares as defined by the Charter. They are binding agreements pursuant to which the Consortium is directing the voting of the Class B shares.

41. Therefore, as soon as the parties executed the Voting Agreements, all of the covered Class B shares automatically converted into Class A shares without any further action. Moreover, upon that conversion, the remaining outstanding Class B shares constituted less than 10% of the total number of outstanding Inovalon shares, triggering the automatic conversion of all Class A and Class B shares into shares of Common Stock with one vote each, as of no later than August 20, 2021.

42. As a result of the above, the upcoming vote on the Merger is tainted. Given the automatic conversion of all Class B shares, the proposed vote on the Merger contemplates providing voting rights to Class B stockholders that ceased to exist as of August 20, 2021.

43. Moreover, the Proxy mentions nothing about the automatic conversion of the Company’s Class A and Class B shares. Instead, the Proxy falsely asserts that both Class A and Class B shares remain outstanding, with Class B shares entitling their holders to ten votes per share. Public stockholders therefore are being misled because if the Merger is rejected, the Company will remain a standalone company with a single class share structure instead of reverting to a dual class structure.

44. The effect of the automatic conversion is patently material to the Company’s public stockholders. As a result of the automatic conversion of all Class B shares, the Dunleavy Parties no longer possess absolute control over issues presented to stockholders for a vote. Moreover, the Company will no longer be saddled with a dual-class stock structure or an absolute controller, as shown below.

	Total Voting % Ownership Under Prior Dual-Class Structure[8]	Total Voting % Ownership After Automatic Conversion[9]
Dunleavy Parties	64.1%[10]	35.82%[11]
Cape Capital Parties	22.8%[12]	12.8%[13]

[8]	According to the Proxy, the Company had 77,171,732 Class A shares issued and outstanding and 78,081,076 Class B shares issued and outstanding.
[9]	Following automatic conversion, the Company has a total of 155,252,808 shares of Common Stock issued and outstanding.
[10]	According to the Proxy, the Dunleavy Parties beneficially owned, either directly or indirectly, 660,000 Class A shares and 54,947,255 Class B shares.
[11]	According to the Proxy, the Cape Capital beneficially owned, either directly or indirectly, 341,920 Class A shares and 19,526,556 Class B shares.
[12]	Following automatic conversion, the Dunleavy Parties beneficially own, either directly or indirectly, 55,607,255 shares of Common Stock, with one (1) vote per share.
[13]	Following automatic conversion, the Cape Capital Parties beneficially own, either directly or indirectly, 19,868,476 shares of Common Stock, with one (1) vote per share.

45. Absent prompt relief, the upcoming vote on the Merger will be conducted and determined based on shares that no longer even exist. Public stockholders also must be informed of this critical information before the stockholder vote on the Merger, which is currently scheduled for November 16, 2021.

CLASS ACTION ALLEGATIONS

46. Plaintiffs bring this Action as a class action, pursuant to Court of Chancery Rule 23, on behalf of itself and all other Inovalon public stockholders that have been harmed by the conduct described herein. Excluded from the class are the Defendants, and any person, firm, trust, corporation, or other entity related to or affiliated with any Defendant and their successors in interest.

47. This Action is maintainable as a class action.

48. The Class is so numerous that joinder of all members is impracticable. As of October 13, 2021, Inovalon claims that there were 77,171,732 shares of Inovalon Class A common stock and 78,081,076 shares of Inovalon Class B common stock outstanding, held by hundreds, if not thousands, of individuals and entities scattered throughout the United States and elsewhere. As explained herein, no later than August 20, 2021, all of Inovalon’s outstanding Class A and Class B shares converted into a single class of common shares.

49. Questions of law and fact are common to the Class, including among others:

(a)	Whether the entry into the Voting Agreements constituted a Transfer of the Class B shares pursuant to the Charter;

(b)	Whether the Class A and Class B shares converted into shares of Common Stock;

(c)	Whether the Proxy is false and misleading;

(d)	Whether Plaintiffs and the other members of the Class have been harmed by such wrongful conduct; and

(e)	Whether Plaintiffs and the other members of the Class are entitled injunctive relief and damages as a result of such wrongful conduct.

50. Plaintiffs are committed to prosecuting this Action and has retained competent counsel experienced in litigation of this nature. Plaintiffs’ claims are typical of the claims of other members of the Class and Plaintiffs have the same interests as other members of the Class. Accordingly, Plaintiffs are an adequate representative of the Class and will fairly and adequately protect the interests of the Class.

51. The prosecution of separate actions by individual members of the Class would create the risk of inconsistent or varying adjudications that would establish incompatible standards of conduct for the Defendants, or adjudications that would, as a practical matter, be dispositive of the interests of individual members of the Class who are not parties to such adjudications or would substantially impair or impede their ability to protect their interests.

52. The Defendants have acted or refused to act on grounds generally applicable to the Class with respect to matters complained of herein, thereby making appropriate the relief sought herein with respect to the Class as a whole.

53. A class action is superior to other available methods for the fair and efficient adjudication of this controversy. The expense and burden of individual litigation make it impracticable for Class members individually to seek redress for the wrongful conduct alleged herein. Plaintiffs anticipate that there will be no difficulty in the management of this litigation as a class action.

COUNT I

Declaratory Judgment With Respect to the Conversion of the Class A and Class B Shares

54. Plaintiffs repeat and reallege the foregoing as if fully set forth herein.

55. As set forth above, Inovalon’s Charter states that, subject to certain exceptions, a Class B share automatically converts into a Class A share if it is Transferred. Upon the signing of the Voting Agreements, the Class B shares covered thereby were Transferred. None of the exceptions in the Charter apply.

56. Therefore, the Class B shares covered by the Voting Agreements automatically converted into Class A shares upon the execution of the Voting Agreements.

57. Inovalon’s Charter also states that all outstanding Class B and Class A shares automatically convert into shares of Common Stock if the number of Class B shares outstanding constitutes less than 10% of the aggregate number of outstanding Class A and Class B shares. Upon the automatic conversion of the Class B shares into Class A shares described above, the outstanding Class B shares represented less than 10% of the aggregate number of outstanding Class A and Class B shares. Therefore, all of Inovalon’s outstanding Class A and Class B shares have automatically converted into shares of Common Stock.

58. Inovalon and the Defendants have continued to act as if and represent that none of the Company’s Class B shares, or Class A shares, have converted. As such, there is a current justiciable controversy between the parties. Therefore, Plaintiff seeks a declaration that the Company’s Class A and Class B shares have all converted into shares of Common Stock of Inovalon.

59. Plaintiffs and the Class have been harmed

60. Plaintiffs and the Class have no adequate remedy at law.

COUNT II

Breach of Fiduciary Duty Against the Director Defendants

61. Plaintiffs repeat and reallege the foregoing as if fully set forth herein.

62. As directors of Inovalon, the Director Defendants owe the Company and its stockholders fiduciary duties of care, good faith, loyalty, and candor.

63. The Director Defendants breached their fiduciary duties by failing to carry out the automatic conversion and issuing the false and misleading proxy, which asserts the Company’s former Class A and Class B shares are outstanding when in fact they have all converted into shares of Common Stock.

64. Plaintiffs and the Class have been harmed.

65. Plaintiffs and the Class have no adequate remedy at law.

PRAYER FOR RELIEF

WHEREFORE, Plaintiffs demand judgment as follows:

a.	Declaring that this action is properly maintainable as a Class Action;

b.	Declaring that all of Inovalon’s Class A and Class B shares have converted into shares of Common Stock;

c.	Finding that the Director Defendants breached their fiduciary duties by issuing a false and misleading Proxy;

d.	Enjoining the stockholder vote on the Merger until the Company corrects the false and misleading Proxy;

e.	Awarding recission or, in the alternative, all damages (including rescissory damages), in an amount to be determined at trial;

f.	Awarding to Plaintiffs the costs and disbursements of the action, including reasonable attorneys’ fees, accountants’, consultants’, and experts’ fees, and expenses; and

g.	Granting such other and further relief as the Court deems just and proper.

OF COUNSEL:

Domenico Minerva (DE Bar No. 5125)

David MacIsaac

John Vielandi

LABATON SUCHAROW LLP

140 Broadway

New York, NY 10005

(212) 907-0700

Jeremy Friedman

David Tejtel

FRIEDMAN OSTER & TEJTEL PLLC

493 Bedford Center Road, Suite 2D

Bedford Hills, NY 10507

(888) 529-1108

Counsel for Plaintiffs Steamfitters Local 449 Pension Fund and Steamfitters Local 449 Retirement Security Fund

Dated: October 21, 2021

LABATON SUCHAROW LLP

/s/ Ned Weinberger
Ned Weinberger (Bar No. 5256) 300 Delaware Ave., Suite 1340 Wilmington, DE 19801 (302) 573-2540

Counsel for Plaintiffs Steamfitters Local 449 Pension Fund and Steamfitters Local 449 Retirement Security Fund

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